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                                                                    Exhibit 23.1







INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of FPA Medical Management, Inc. on Form S-8 of our report dated March 8, 1996, appearing in the Annual Report on Form 10-K/A of FPA Medical Management, Inc. for the year ended December 31, 1995.




Deloitte & Touche LLP
San Diego, California
November 5, 1996